Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Gary M. Lauder

Address of Joint Filer:	c/o The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY 10153

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	5/3/2010

Designated Filer:	1992 GRAT Remainder Trust f/b/o Gary M. Lauder

Joint Filer Information

Name of Joint Filer:	1992 GRAT Remainder Trust f/b/o William P. Lauder

Address of Joint Filer:	c/o The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY 10153

Relationship of Joint Filer to Issuer:	10% Owner

Other (Trust with Insider Trustee)

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	5/3/2010

Designated Filer:	1992 GRAT Remainder Trust f/b/o Gary M. Lauder

Joint Filer Information

Name of Joint Filer:	William P. Lauder

Address of Joint Filer:	c/o The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY 10153

Relationship of Joint Filer to Issuer:	Director

Officer (Executive Chairman)

10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	5/3/2010

Designated Filer:	1992 GRAT Remainder Trust f/b/o Gary M. Lauder